                          INDEPENDENT AUDITORS' REPORT




We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated February 9, 2001 (March 28, 2001 as to Note 6), appearing in this Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 2000.



/s/  DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 28, 2001